Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

REGISTRATION STATEMENT

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(Form Type)

PISHPOSH, INC.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, $0.000001 par value share (1)(2)	Rule 457(o)	119,600	$5.00	$598,000	0.00011020	$65.90
Fees to Be Paid	Equity	Common stock underlying Underwriter’s Warrants (4)(i)	Rule 457(g)	123,663	$7.50	$927,472,50	0.00011020	$102.21
	Equity	Common Stock, $0.000001 par value share (6)(i)	Rule 457(a)	1,295,065	$5.00	$6,475,325	0.00011020	$713.58

	Equity	Common Stock, $0.000001 par value share (1)(2)	Rule 457(o)	1,912,010	$5.00	$9,560,050	0.00011020	$1,053.52
Fees Previously Paid	Equity	Underwriter’s Warrants (3)	Rule 457(g)	-	-	-	-	-
	Equity	Common stock underlying Underwriter’s Warrants (4)(ii)	Rule 457(g)	249,392	$6.25	$1,558,700	0.00011020	$171.77
	Equity	Common Stock issuable upon exercise of the Placement Agent’s Warrant (5)	Rule 457(a)	37,683	5.00	$188,415	0.00011020	20.76
	Equity	Common Stock, $0.000001 par value share (6)(ii)	Rule 457(c)	1,337,382	$5.00	$6,686,910	0.00011020	$736.90

Carry Forward Securities
Carry Forward Securities	N/A	N/A	-	-		-			-	-	-	-
	Total Offering Amounts					$17,560,848	0.00011020	$1,935.21
	Total Fees Previously Paid							$1,962.18
	Total Fee Offsets							$0
	Net Fee Due							$(26.98)

(1)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”).

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	(i) Represents shares of Common Stock underlying one or more warrants (the “Representative Warrants”) issuable to the representative of the several underwriters to purchase up to an aggregate of 7% of the shares of Common Stock sold in the offering at an exercise price of 150% of the public offering price per share. The Representative Warrants are subject to a 180-day lock-up pursuant to FINRA Rule 5110(e) commencing on consummation of the Registrant’s initial public offering and running for 180 days thereafter.

(ii) The Registrant previously reflected and paid for 249,392 shares of Common Stock underlying the Representative Warrants at an exercise price of 125% of the public offering price per share. The number of shares of Common Stock underlying the Representative Warrants have been reduced to 123,663shares at an exercise price of 150% of the public offering price per share (see Note 4(i)). This Fee Table reflects the aggregate filing fee based on the reduced Representative Warrant at the revised exercise price and accounts for the fees previously paid in connection with the Representative Warrant.

(5)	Represents the shares of Common Stock issuable upon exercise of warrants issued to Boustead Securities, LLC, our Placement Agent in connection with a prior private placement offering (the “Placement Agent Warrants”) . The shares underlying the Placement Agent Warrants are being registered for resale under the Resale Prospectus (as defined below).

(6)	(i) Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 1,295,065 shares of Common Stock previously issued to the selling stockholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(ii) The Registrant previously reflected up to 1,337,382 shares of Common Stock included in the Resale Prospectus. The number of shares of Common Stock available for resale under the Resale Prospectus has been reduced to 1,295,065, which includes the 37,683 shares of Common Stock issuable upon exercise of the Placement Agent Warrants identified in Note 5 above.